Exhibit 99.1
August 23, 2012

Glynn Wilson, Ph.D.
Chairman & CEO
TapImmune Inc.
1551 Eastlake Avenue East
Seattle, WA 98102

Dear Glynn:

Effective Immediately, I am resigning from the Board of Directors of TapImmune Inc.  I wish you all success with the company.

The company still owes me $25,000.  We can discuss arrangements for handling that.

Kind regards,

/s/ Lynn De Pippo